                                                                    EXHIBIT 99.3


                             LETTER OF TRANSMITTAL
             TO ACCOMPANY CERTIFICATE(S) FOR SHARES OF COMMON STOCK
                                       of
                       Harborside Healthcare Corporation
                   Surrendered in Connection with the Merger
                                       of
                              HH Acquisition Corp.
                                 With and Into
                       Harborside Healthcare Corporation

     This Letter of Transmittal is to accompany certificates for shares of Common Stock, par value $.01 per share ("Harborside Common Stock"), of Harborside Healthcare Corporation ("Harborside" or the "Company") if such certificates have NOT been submitted pursuant to an effective election (a "Non-Cash Election") to retain shares of Harborside Common Stock ("Non-Cash Election Shares") in connection with the merger (the "Merger") of HH Acquisition Corp. ("MergerCo") with and into Harborside. Holders of Harborside Common Stock who have previously made an effective Non-Cash Election (any such holder, an "Electing Holder") need not submit this Form with respect to the shares covered by such Non-Cash Election. Each share of Harborside Common Stock subject to such Non-Cash Election will automatically, subject to proration as described in the Proxy Statement/Prospectus (as defined below), be converted into the right to retain Non-Cash Election Shares.

     By delivering certificates for shares of Harborside Common Stock, the registered holder of such certificates releases the Company, MergerCo and their respective affiliates, directors, officers, employees, partners, agents, advisors and representatives, and their respective successors and assigns, from any and all claims arising from or in connection with the purchase or ownership of such Harborside Common Stock or the retention or sale of such Harborside Common Stock pursuant to the Merger Agreement (as defined herein).

                    To:                      , Exchange Agent

                       1-(800)-     -

         By Mail:         By Facsimile:            By Hand or Overnight Courier:


                           Confirm by Telephone to:

 DELIVERY  OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION OF THIS
  LETTER OF TRANSMITTAL VIA A FACSIMILE TRANSMISSION NUMBER, OTHER THAN AS SET
               FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.


              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX I

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                                              Shares Submitted
                                   (Attach additional list if necessary)
                     ----------------------------------------------------------
Name and Address of        Certificate(s)          Total Number of Shares
Registered Holder*             Number          Represented by Certificate(s)
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                            Total Shares
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 * Only certificates registered in a single form may be deposited with this
  Letter of Transmittal. If certificates are registered in different forms (e.g., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.
--------------------------------------------------------------------------------

[_] Check here if you cannot locate certificates. Upon receipt of this Letter of Transmittal, the Exchange Agent will contact you directly with replacement instructions.

Ladies and Gentlemen:

     In connection with the Merger, the undersigned hereby submits the certificate(s) for shares of Common Stock, par value $.01 per share, of Harborside ("Harborside Common Stock") listed in BOX I. Delivery of the enclosed certificates shall be effected, and risk of loss of and title to such certificates shall pass, only upon delivery thereof to you.

     It is understood that this Letter of Transmittal is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated ________, 1998, relating to the Merger (including all annexes and schedules thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement/Prospectus"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger, dated as of April 15, 1998, as the same may be amended or supplemented from time to time (the "Merger Agreement"), a conformed copy of which appears as Annex I to the Proxy Statement/Prospectus, and (iii) the accompanying Instructions.

     By delivering certificates for shares of Harborside Common Stock, the registered holder of such certificates releases the Company, MergerCo and their respective affiliates, directors, officers, employees, partners, agents, advisors and representatives, and their respective successors and assigns, from any and all claims arising from or in connection with the purchase or ownership of such Harborside Common Stock or the retention or sale of such Harborside Common Stock pursuant to the Merger Agreement.

     The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of Harborside Common Stock to the Company and to receive on behalf of the undersigned, in exchange for the shares of Harborside Common Stock represented thereby, a check for the cash into which such shares are converted in the Merger.

     Unless otherwise indicated under Special Payment Instructions below, please issue the check issuable in exchange for the shares of Harborside Common Stock represented by the certificates submitted hereby in the name of the registered holder(s) of such Harborside Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail the check issuable in exchange for the shares of Harborside Common Stock represented by the certificates submitted hereby to the registered holder(s) of the Harborside Common Stock at the address or addresses shown above.

BOX II                                    BOX III
-----------------------------------       -----------------------------------

   SPECIAL PAYMENT INSTRUCTIONS               SPECIAL DELIVERY INSTRUCTIONS
 (See Instructions C(5) and C(6))                (See Instruction C(7))

 To be completed ONLY if the check        To be completed ONLY if the check is
 is to be made payable to someone         to be made payable to the registered
 other than the registered                holder(s) of shares of Harborside
 holder(s) of shares of Harborside        Common Stock, but is to be sent to
 Common Stock.                            someone other than the registered
                                          holder(s) or to an address other
                                          than the address of the registered
                                          holder(s) set forth above.

Name                                      Name
          ------------------------                  ------------------------
            (Please Print)                            (Please Print)


          ------------------------                  ------------------------
            (Please Print)                            (Please Print)

Address:                                  Address:
          ------------------------                  ------------------------


          ------------------------                  ------------------------
           (Including Zip Code)                      (Including Zip Code)


          ------------------------                  ------------------------
          (Tax Identification or
          Social Security Number)

-----------------------------------       -----------------------------------

BOX IV

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                   SIGN HERE AND HAVE SIGNATURES GUARANTEED
     (See Instructions C(1), C(3) and C(6) Concerning Signature Guarantee)

Name(s):
         ----------------------------------------------------------------
                                    (Please Print)
Name(s):
         ----------------------------------------------------------------
                                    (Please Print)
Name(s):
         ----------------------------------------------------------------
                                    (Please Print)

                             Signature(s) of Owner(s)

        Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a fiduciary capacity, set forth full title in such capacity and see Instruction C(3).


      ------------------------------------------------------------------------

      ------------------------------------------------------------------------
                         (Area Code and Telephone Number(s))


      ------------------------------------------------------------------------

      ------------------------------------------------------------------------
                  (Tax Identification or Social Security Number(s))

SIGNATURE(S)
GUARANTEED:                                         DATED               1998
            -------------------------------               --------------
                (See Instruction C(6))


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(DO NOT WRITE IN SPACES BELOW)

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
                              NON-CASH                                   SHARES
   SHARES        SHARES       ELECTION    CERTIFICATE    BLOCK NO.     CONVERTED                   AMOUNT OF
 SURRENDERED    ACCEPTED       SHARES         NO.                      INTO CASH     CHECK NO.       CHECK
-------------------------------------------------------------------------------------------------------------


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DELIVERY PREPARED BY                              CHECKED BY
                    --------------------------               -------------------

DATE
    -----------------------------------------

                                  INSTRUCTIONS

A.  SPECIAL CONDITIONS

     Holders of Harborside Common Stock who (i) declined to make a Non-Cash Election, (ii) failed to make an effective Non-Cash Election or (iii) made an effective Non-Cash Election but will not receive Non-Cash Election Shares due to proration as described in the Proxy Statement/Prospectus, in each case with respect to any or all of their shares, will receive in exchange for each share of Harborside Common Stock, the right to receive $25.00 in cash.

B.  RECEIPT OF CHECKS IN EXCHANGE FOR HARBORSIDE COMMON STOCK.

   As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holder listed in BOX I (or his or her designee listed in BOX II or III), a check from Harborside for an amount equal to $25.00 in cash with respect to each share of Harborside Common Stock which is submitted with any Letter of Transmittal.

C.  GENERAL.

     1. Execution and Delivery. This Letter of Transmittal must be properly filled in, dated and signed in BOX IV, and must be delivered (together with stock certificates representing the shares of Harborside Common Stock being submitted) to the Exchange Agent at [either of the addresses] set forth above.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT, IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

     2. Inadequate Space. If there is insufficient space on this Form to list all your stock certificates being submitted to the Exchange Agent, please attach a separate list.

     3. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) submitted, unless shares of Harborside Common Stock described on this Letter of Transmittal have been assigned by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

     If this Letter of Transmittal is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

     If this Letter of Transmittal or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Letter of Transmittal.

     4. Lost or Destroyed Certificates. If your stock certificate(s) has been either lost or destroyed, please check the box on the front of this Letter of Transmittal below your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive a check in accordance with the Merger Agreement.

     5. Check in Same Name. If the check issuable in exchange for the shares represented by the certificate(s) submitted with this Letter of Transmittal is to be payable to the order of exactly the same name(s) that appears on such certificate(s), no endorsement of certificate(s) or separate stock power(s) are required.

     6. Check in Different Name. If the check issuable in exchange for the shares represented by the certificate(s) submitted with this Letter of Transmittal is to be payable to the order of a name other than exactly the name that appears on such certificate(s), such exchange shall not be made by the Exchange Agent unless the certificates submitted are endorsed, BOX II is completed, and the signature is guaranteed in BOX IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States which is a member in good standing of the Agent's Medallion Program.

     7. Special Delivery Instructions. If the check issuable in exchange for the shares represented by the certificate(s) submitted with this Letter of Transmittal is to be payable to the order of the registered holder(s) of shares of Harborside Common Stock, but is to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holders, it will be necessary to indicate such person or address in BOX III.

     8. Miscellaneous. A single check will be issued in exchange for shares of Harborside Common Stock submitted herewith.

     All questions with respect to this Letter of Transmittal will be determined by Harborside and the Exchange Agent which determination shall be conclusive and binding.

   9. 31% Backup Withholding. Under Federal income tax law, a holder who receives a cash payment pursuant to the Merger may be required to provide the Exchange Agent (as payer) with such holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below. If the holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, such fact will not, in and of itself, cause Harborside Common Stock to be deemed invalidly delivered, but payments that are made by the Exchange Agent to such holder or other payee with respect to the Merger may be subject to backup withholding at a rate of 31%. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, provided that the required information is given to the Internal Revenue Service. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

   Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as exempt from backup withholding and reporting requirements, the holder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent.

   See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

     The box in Part 3 of the Substitute Form W-9 may be checked if the submitting holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 31% on all payments made prior to the time a properly certified TIN is provided to the Exchange Agent. However, such amounts may be refunded to such holder if a TIN is provided to the Exchange Agent within 60 days.

     The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of the shares of Harborside Common Stock or of the last transferee appearing on the transfers attached to, or endorsed on, the shares of Harborside Common Stock.
If the shares of Harborside Common Stock are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

     10. Withholding on Foreign Stockholders. Even if a foreign stockholder has provided the required Form W-8 certification to avoid backup withholding as described above, the Exchange Agent will be required to withhold federal income taxes equal to 30% of the gross cash payments payable to a foreign stockholder or his agent unless the Exchange Agent determines that such payment is exempt from withholding (or entitled to a reduced rate of withholding). See "THE MERGER -- Material Federal Income Tax Consequences--Withholding for Non-U.S. Stockholders" in the Proxy Statement/Prospectus for a more complete discussion of the 30% withholding tax and obtaining an exemption therefrom. Foreign stockholders are urged to consult their tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and refund procedures.

                             ---------------------

     Additional copies of this Letter of Transmittal may be obtained from the Exchange Agent (whose telephone number is _____.

Payer:

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                             PART 1--PLEASE PROVIDE YOUR TIN IN     Social Security Number OR Employer
                             THE BOX AT RIGHT AND CERTIFY BY            Identification Number
                             SIGNING AND DATING BELOW               ______________________________

SUBSTITUTE                   -------------------------------------------------------------------------
Form W-9                     PART 2 -- CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

Department of the Treasury   (1)  The number shown of this form is my correct Taxpayer Identification
 Internal Revenue Service         Number (or I am waiting for a number to be issued to me) and

PAYER'S REQUEST FOR          (2)  I am not subject to backup withholding either because:  (a) I am
TAXPAYER IDENTIFICATION           exempt from backup withholding, or (b) I have not been notified by the
NUMBER (TIN)                      Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                             CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you are subject to backup withholding, you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

                             SIGNATURE ______________________  DATE ______________, 1998

                             Part 3--Awaiting TIN [_]

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

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

        YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
        PART 3 OF SUBSTITUTE FORM W-9.


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            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

       I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
  (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.

  Signature______________________________________        Date _______________

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